UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2007
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On April 26, 2007, Trident Microsystems, Inc. (the “Company”) issued a press release announcing selected preliminary unaudited financial information for the quarter ended March 31, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Information.
     As previously announced, a Special Committee of the Company’s Board of Directors is continuing to conduct an independent investigation regarding the Company’s historical practices in administering stock option grants.
     At this time, the investigation and review of these matters is substantially complete and the Company has concluded that the actual measurement dates for financial accounting purposes of certain stock option grants issued in the past have differed from the recorded grant dates of such awards. Accordingly, the Company will record additional non-cash charges for stock-based compensation expense, currently estimated to be in the range of $33 to $35 million, and restate its previous financial statements for fiscal years between 1994 and 2006 in order to correct the accounting related to historical stock option grants. The determination of the actual charges for these periods are subject to final completion of the investigation, The Company’s preparation of its restated financial statements and the completion of an audit of those restated financial statements. The final compensation expense could exceed the current estimate.
     As previously announced, NASDAQ initially informed the Company, on October 2, 2006, that its securities were subject to delisting for failure to timely file its Form 10-K for the fiscal year ended June 30, 2006. The Company requested and was granted a hearing on November 16, 2006 before a NASDAQ Listing Qualifications Panel (the “Listings Panel”) to review the Staff Determination. The Company requested and the Listings Panel granted an extension, until April 2, 2007, of the period within which the Company must file its Form 10-K and Forms 10-Q in order to come into compliance with the listing standards. As discussed previously, as a matter of precaution, the Company filed an appeal to request a further extension and was granted a stay of the previous Panel decision pending further deliberations which would be completed after May 4, 2007, at which time the Company could present any updated information with regard to its status.
     A copy of the Company’s press release discussing this matter is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description

99.1	Press Release issued by Trident Microsystems, Inc., dated April 26, 2007, announcing preliminary financial results for the quarter ended March 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2007	TRIDENT MICROSYSTEMS, INC.
	By:	/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release issued by Trident Microsystems, Inc., dated April 26, 2007, announcing preliminary financial results for the quarter ended March 31, 2007.